As filed with the Securities and Exchange Commission on May 24, 2001.
                                           Registration No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                      AMERIGON INCORPORATED
     (Exact name of registrant as specified in its charter)

      California                              95-4318554
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                      5462 Irwindale Avenue
                  Irwindale, California  91706
            (Address of principal executive offices)

         Amerigon Incorporated 1997 Stock Incentive Plan
                    (Full title of the plan)

                       Richard A. Weisbart
                      Amerigon Incorporated
                      5462 Irwindale Avenue
                  Irwindale, California  91706
                         (626) 815-7400
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                            COPY TO:
                       John A. Laco, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889
                         (213) 430-6000

                 CALCULATION OF REGISTRATION FEE
===================================================================
                           Proposed    Proposed
                           maximum     maximum
Title of       Amount      offering    aggregate       Amount of
Securities to  to be       price       offering        registration
be registered  registered  per unit    price           fee
-------------------------------------------------------------------
Class A        1,150,000   $2.90(2)    $3,335,000(2)   $883.75(2)
Common Stock,  shares(1)
no par value
===================================================================
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule
      416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights, which by reason of certain events specified in the Amerigon Incorporated 1997 Stock Incentive Plan, as amended (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 21, 2001, as reported on the Nasdaq SmallCap Market.

The Exhibit Index for this Registration Statement is at page 4.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

          Amerigon Incorporated (the "Registrant") filed a Registration Statement relating to the Plan on Form S-8 with the Commission on January 9, 1998 (Registration Number 333-44007). The contents of which are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 8.  Exhibits

          See the attached Exhibit Index at page 4.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on May 23, 2001.

                              AMERIGON INCORPORATED


                              By: /s/ Richard A. Weisbart
                                 -----------------------------------
                                  Richard A. Weisbart
                                  President, Chief Executive Officer
                                  and Chief Financial Officer

                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Richard A. Weisbart, Dan Coker, Sandra Grouf and Craig P. Newell, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                 Title                      Date
     ---------                 -----                      ----
/s/ Richard A. Weisbart
-----------------------  President, Chief Executive   May 23, 2001
Richard A. Weisbart      Officer, Chief Financial
                         Officer and Director
                         (Principal Executive and
                         Financial Officer)

/s/ Craig P. Newell
-----------------------  Vice President, Finance      May 23, 2001
Craig P. Newell          (Principal Accounting
                         Officer)

/s/ Oscar B. Marx, III
-----------------------  Chairman of the Board        May 23, 2001
Oscar B. Marx, III

/s/ Lon E. Bell
-----------------------  Vice Chairman of the Board   May 23, 2001
Lon E. Bell, Ph.D

/s/ John W. Clark
-----------------------  Director                     May 23, 2001
John W. Clark

/s/ James J. Paulsen
-----------------------  Director                     May 23, 2001
James J. Paulsen

                          EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

4.1 Amerigon Incorporated 1997 Stock Incentive Plan (As Amended and Restated April 27, 2001). (1)

4.2       Form of Employee Incentive Stock Option Agreement. (2)

4.3       Form of Non-Employee Director Nonqualified Stock Option
          Agreement. (1)

5.1 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1      Consent of Independent Auditors.

23.2      Consent of Counsel (included in Exhibit 5.1).

24.1 Powers of Attorney (included in this Registration Statement on page S-1).

-----------------
(1) Previously filed and incorporated by reference as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2001 (file number 000-21810), as amended.

(2) Previously filed and incorporated by reference from the Company's Registration Statement on Form S-8 filed with the
Commission on January 9, 1997 (registration number 333-44007).